Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of April 16, 2021 (the “Effective Date”), is made by and between First United Corporation, a Maryland corporation (the “Buyer”), and Driver Opportunity Partners I LP, a Delaware limited partnership (the “Seller”). The Buyer and the Seller are sometimes each referred to herein as a “Party” and are sometimes collectively referred to herein as the “Parties”.

WHEREAS, the Seller owns 360,737 shares (collectively, the “Shares”) of the common stock, par value $0.01 per share (the “Common Stock”), of the Buyer; and

WHEREAS, the Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, the Shares on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Parties hereby agree as follows:

1.            Sale and Purchase; Grant of Proxy.

(a)               Subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Buyer, and Buyer agrees to purchase from the Seller, the Shares at a purchase price of $18.00 per Share (the “Purchase Price”), at a closing (the “Closing”) to be held immediately following the Parties’ execution and delivery of this Agreement.

(b)               In consideration of $10.00 to be paid by the Buyer to the Seller at the Closing, the sufficiency of which is hereby acknowledged by the Parties, the Seller hereby irrevocably appoints Carissa L. Rodeheaver and any other individual who shall hereafter be designated by the Buyer as the Seller’s proxy and attorney-in-fact (with full power of substitution) for and in the name, place, and stead of the Seller, to vote all of the Shares, or to grant a consent or approval in respect of the Shares, at any meeting of stockholders of the Buyer occurring on or after the Effective Date or at any postponement or adjournment thereof, or in any other circumstances upon which the vote, consent, or other approval is hereafter sought from the Buyer’s stockholders, in a manner that is consistent with the recommendation of the Buyer’s Board of Directors with respect to each matter submitted to stockholders for a vote, consent, or other approval. The Seller hereby affirms and agrees that the proxy granted pursuant to this Section 1(b) is coupled with an interest and irrevocable.

2.            Closing; Deliverables.

(a)               The Closing will take place at the offices of the Buyer located at 19 South Second Street, Oakland, Maryland 21550; provided, however, that any certificate, opinion, instrument, or other document to be delivered at the Closing may be delivered electronically. Unless expressly provided otherwise, all certificates, instruments and other documents to be delivered at a Closing shall be dated on or as of the Effective Date, and all transactions occurring at such Closing shall be deemed to take place simultaneously.

(b)               At the Closing, (i) the Buyer shall pay to the Seller the aggregate Purchase Price, by wire transfer of immediately available funds to an account designated by the Seller in writing, (ii) the Seller shall execute and deliver to the Buyer an assignment of the Shares in substantially the form attached hereto as Exhibit 2(b)(ii), together with the certificate evidencing the Shares (if they are certificated), duly endorsed in blank, registered in the name of the Buyer or in such other form as the Buyer shall reasonably request, and (iii) the Seller shall send to the Buyer’s transfer agent (with a copy to the Buyer), using a private courier with instructions for next-day delivery, an original Letter of Instruction with Signature Guarantee relating to the sale and purchase contemplated hereby in the form attached hereto as Exhibit 2(b)(iii).

3.            Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Seller that the statements contained in this Section 3 are true and correct as of the date of this Agreement and will be true and correct as of each of the Effective Date (as though made then and as though the Effective Date were substituted for the date of this Agreement throughout this Section 3, except that those representations and warranties which by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date).

(a)               Authority. The Buyer has full corporate right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby (the “Transactions”). The execution and delivery of this Agreement by the Buyer, the consummation by the Buyer of the Transactions, and the performance by the Buyer of its obligations hereunder have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and (assuming the due authorization, execution and delivery by the Seller) constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and the exercise of judicial discretion in accordance with general principles of equity.

(b)               Consents and Approvals. No consent, approval, or authorization of or designation, declaration, or filing with any Regulatory Authority or Person (each, a “Consent”) is required on the part of the Buyer in connection with the execution or delivery of this Agreement or the consummation of the Transactions. As used in this Agreement, (i) the term “Regulatory Authority” means any federal, state or local governmental authority, agency, instrumentality, or court, or any self-regulatory organization, including, without limitation, the Securities and Exchange Commission, the Maryland Commissioner of Financial Regulation, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the respective staffs thereof, and (ii) the term “Person” shall be interpreted broadly to include any individual, corporation, business trust, partnership, limited partnership, limited liability company, association, two or more persons having a joint or common interest, or any other legal or commercial entity.

(c)               No Other Representations or Warranties. Except as set forth in this Agreement, the Buyer makes no representation or warranty, express or implied, whether at law or in equity, with respect to the Buyer or the Transactions, and all other representations or warranties are hereby expressly disclaimed.

4.            Representations and Warranties of the Seller. The Seller hereby represents to the Buyer that the statements contained in this Section 4 are true and correct as of the date of this Agreement and will be true and correct as of each of the Effective Date (as though made then and as though such Effective Date were substituted for the date of this Agreement throughout this Section 4, except that those representations and warranties which by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date).

(a)               Authority. The Seller has full right, power, authority and capacity to execute and deliver this Agreement and to perform his obligations hereunder and to consummate the Transactions. This Agreement has been duly executed and delivered by the Seller and (assuming the due authorization, execution and delivery by the Buyer) constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and the exercise of judicial discretion in accordance with general principles of equity.

(b)               Consents and Approvals. No Consent is required on the part of the Seller in connection with the execution or delivery of this Agreement or the consummation of the Transactions.

(c)               Title to Shares. The Shares are all of the shares of Common Stock owned, beneficially or of record, by the Seller. The Seller is the sole beneficial and record owner of the Shares, has good and marketable title to the Shares, free and clear of any liens or encumbrances (other than restrictions on transfer under applicable state and federal laws), and has the right and authority to sell the Shares to the Buyer pursuant to this Agreement.

(d)               Investment Experience. The Seller is a sophisticated investor, is familiar with the Buyer’s business, and has such knowledge and experience in financial or business matters that the Seller is capable of evaluating the merits and risks of the sale of the Shares to the Buyer. Without limiting the generality of the foregoing, the Seller acknowledges that (i) future sales of the Buyer’s equity securities, including shares of the Common Stock, could be at a premium to the Purchase Price, and that such sales could occur at any time or not at all, (ii) the Seller is aware that the Buyer has expansion and growth plans which may increase the value of the Buyer and/or the market price of the Common Stock, and (iii) the Seller is aware that the Buyer has from time to time received and/or or may from time to time receive general inquiries about potential strategic transactions and that such a transaction involving an acquisition of the Common Stock could occur in the future at a price that is substantially higher than the Purchase Price. The Seller has considered all of the foregoing and nevertheless desires to sell the Shares to the Buyer pursuant to the terms hereof.

(e)               Information Received. The Seller has received all of the information that the Seller considers material, necessary, or appropriate in determining whether to sell the Shares to the Buyer and acknowledges that such information is sufficient to allow the Seller to reach an informed decision to sell the Shares. The Seller has had an opportunity to ask questions and receive answers regarding the Buyer; provided that the Seller acknowledges that the Buyer is not making any representations or warranties in connection with any such information or otherwise with respect to the Transactions.

(f)                Review of this Agreement; No Reliance. The Seller has had an opportunity to review this Agreement with his own legal counsel. The Seller has not relied on any representation, warranty or statement of, or made by, the Buyer or its representatives in making the Seller’s investment decision in selling the Shares other than the representations and warranties expressly set forth in Section 3 of this Agreement.

(g)               No Other Representations or Warranties. Except as set forth in this Agreement, the Seller makes no representation or warranty, express or implied, whether at law or in equity, with respect to the Seller or the Transactions, and all other representations or warranties are hereby expressly disclaimed.

5.            Miscellaneous.

(a)               Further Action. The Parties shall use all reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such further instruments and other documents and take all such further actions as may be required to carry out the provisions of this Agreement and make effective the Transactions and to evidence the fulfillment of the agreements herein contained.

(b)               Expenses. All costs and expenses, including, without limitation, taxes, and fees and disbursements of counsel, financial advisors, brokers and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such costs and expenses.

(c)               Survival of Covenants. The covenants set forth in this Agreement or in any document or instrument delivered pursuant hereto shall not merge into any assignment or other instrument of transfer executed and delivered by the Seller to the Buyer at a Closing. Instead, all such covenants shall survive that Closing and shall continue in full force and effect until the applicable statutes of limitations thereon shall have expired.

(d)               Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt), (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (iii) on the date sent by email (with confirmation of transmission) if sent during normal business hours, and on the next business day if sent after normal business hours; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth in this Section 5(d) (or to such other address that may be designated by a Party from time to time in accordance with this Section 5(d)).

If to First United, to its address at:

First United Corporation
P.O. Box 9
19 South Second Street
Oakland, MD 21550
Attention: Carissa Rodeheaver
Email:   crodeheaver@mybank.com

With copies (which shall not constitute notice) to:

Gordon Feinblatt LLC
1001 Fleet Street, Suite 700
Baltimore, MD 21202
Attention:        Andrew Bulgin

Email:    abulgin@gfrlaw.com

Vinson & Elkins L.L.P.
1114 Avenue of the Americas, 32nd Floor
New York, NY 10036
Attention:        Lawrence S. Elbaum
Michael L. Charlson
C. Patrick Gadson
Email:  lelbaum@velaw.com
mcharlson@velaw.com
pgadson@velaw.com

If to Driver, to the address at:

Driver Opportunity Partners I LP

250 Park Avenue, 7th Floor
New York, NY 10019
Attention:        J. Abbott R. Cooper
Email: ac@drivermgmtco.com

With a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004
Attention:        Jason R. Scherr
Email: jr.scherr@morganlewis.com

(e)               Governing Law; Venue; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of Maryland. Each Party agrees that it shall bring any suit, action, or other proceeding in respect of any claim arising out of or related to this Agreement (each, an “Action”) exclusively in (i) the Circuit Court for Garrett County, Maryland, (ii) in the event (but only in the event) that such court does not have subject matter jurisdiction over such Action, the District Court, or (iii) in the event (but only in the event) such courts identified in clauses (i) and (ii) do not have subject matter jurisdiction over such Action, any other Maryland state court (collectively, the “Chosen Courts”), and, solely in connection with an Action, (A) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably submits to the exclusive venue of any such Action in the Chosen Courts and waives any objection to laying venue in any such Action in the Chosen Courts, (C) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto and (D) agrees that service of process upon such Party in any such Action shall be effective if notice is given in accordance with Section 5(d) of this Agreement. Each Party agrees that a final judgment in any Action brought in the Chosen Courts shall be conclusive and binding upon each of the Parties and may be enforced in any other U.S. courts, the jurisdiction of which each of the Parties is or may be subject, by suit upon such judgment.

(f)                 Construction; Blue Pencil.

(i)                 This Agreement has been prepared by both Parties, and the language used herein shall not be construed in favor of or against any particular Party.

(ii)              It is the desire and intent of the Parties that the provisions contained in each Section of this Agreement, and within the subsections of such Sections, are intended to be separate and divisible and shall be enforced to the fullest extent permissible under applicable laws and public policies. Accordingly, if any portion of any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable, then (A) such portion shall not be held to affect the validity of any other provision contained in this Agreement, and (B) such portion shall be deemed amended either to conform to such restrictions as such court may allow, or to delete therefrom or reform the portion thus adjudicated to be invalid and unenforceable. The Parties hereby expressly request and authorize any court of competent jurisdiction to modify any provision of this Agreement if necessary to render it enforceable, in such manner as to preserve as much as possible the Parties’ original intentions, as expressed therein, with respect to the scope thereof.

(g)               Remedies. Any and all remedies herein expressly conferred upon a Party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that a Party shall be entitled to seek an injunction and/or temporary restraining order against such breach or threatened breach or specifically enforce this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. In the event of a dispute between the Parties as to any provision in this Agreement, the Party who prevails on that issue shall be entitled to recover all costs and reasonable attorneys’ fees from the Party who does not prevail.

(h)               Entire Agreement; Amendment. This Agreement sets forth the entire agreement and understanding of the Parties hereto relating to the subject matter hereof and merges all prior discussions, understandings and agreements, both oral and written, between them with respect to the subject matter hereof. No modification of or amendment to this Agreement shall be effective unless in a writing signed by the parties to this Agreement, and no waiver of any rights under this Agreement shall be effective unless in a writing signed by the waiving Party.

(i)                 No Waiver. The delay or failure on the part of any Party to (i) insist upon the strict compliance with any of the terms of this Agreement or (ii) exercise any rights or remedies hereunder shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure, nor shall any single or partial exercise of any right or remedy hereunder preclude any subsequent exercise thereof or the exercise of any other right or remedy at any later time or times.

(j)                 Titles and Subtitles; Construction. The titles and subtitles used in this Agreement are used for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to Sections, subsections, paragraphs, clauses or other subdivisions in this Agreement refer to the corresponding Sections, subsections, paragraphs, clauses or other subdivisions of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. As used in this Agreement, the words “hereby”, “herein”, hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. Each Party has participated in the negotiation and drafting of this Agreement. Accordingly, the language used herein shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction will be applied against any Party to this Agreement.

(k)               Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of an original of this Agreement for all purposes. Signatures of the Parties transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

[Signatures Appear on Next Page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.

FIRST UNITED CORPORATION

By:	/s/ Carissa L. Rodeheaver
Name:	Carissa L. Rodeheaver
Title:	Chairman, President & CEO

DRIVER OPPORTUNITY PARTNERS I LP

By:	Driver Management LLC,
its general partner

By:	J. Abbott R. Cooper
Name:	J. Abbott R. Cooper
Title:	Managing Member

[Signature page to Stock Purchase Agreement]

EXHIBIT 2(b)(ii)

FORM OF ASSIGNMENT OF SHARES

THIS ASSIGNMENT OF SHARES is executed and delivered this __ day of April, 2021 by Driver Opportunity Partners I LP, a Delaware limited partnership (the “Seller”), in connection with that certain Stock Purchase Agreement, dated as of April __, 2021, by and between First United Corporation, a Maryland corporation (the “Buyer”), and the Seller.

For good and valuable consideration paid by the Buyer, the receipt and sufficiency of which are hereby acknowledged by the Seller, the Seller hereby grants, bargains, sells, conveys, assigns, transfers, and delivers to the Buyer all of the right, title, and interest of the Seller in and to 360,737 shares (collectively, the “Shares”) of the common stock, par value $0.01 per share, of the Buyer standing in the name of the Seller on the books of the Buyer.

At the request of the Buyer from time to time, the Seller shall promptly execute and deliver to the Buyer any and all such other and further documents that the Buyer shall reasonably request to further and more fully transfer and assign the Shares.

IN WITNESS WHEREOF, the Seller has caused this Assignment to be executed under seal with the intent that this be a sealed instrument on the date first referenced above.

DRIVER OPPORTUNITY PARTNERS I LP

By:	Driver Management LLC,
its general partner

By:
	Name:	J. Abbott R. Cooper
	Title:	Managing Member

EXHIBIT 2(b)(ii)

FORM OF LETTER OF INSTRUCTION WITH SIGNATURE GUARANTEE

(see attached)

April __, 2021

VIA OVERNIGHT COURIER (Tracking # _____________)

Computershare, Inc. 462 South 4th Street, Suite 1600 Louisville, KY 40202

Re:	First United Corporation Computershare Account

Ladies and Gentlemen:

On April __, 2021, Driver Opportunity Partners I LP (the “Stockholder”) sold 360,737 shares of common stock, par value $.01 per share (the “Shares”), of First United Corporation (the “Corporation”) to the Corporation at a purchase price of $18.00 per Share. Such shares are currently held in the name of the Stockholder through book-entry registration at Computershare, Inc. (“Computershare”) in account __________(the “Account”). The Stockholder hereby requests that Computershare transfer the Shares from the Account to the First United Corporation Unallocated Account _____.

The Stockholder’s taxpayer identification number is ______________ and its primary phone number is _______________.

DRIVER OPPORTUNITY PARTNERS I LP

By:	Driver Management LLC, its general partner

By:
	Name:	J. Abbott R. Cooper
	Title:	Managing Member

Signature Guarantee: (please place signature guarantee stamp below)	Each signature must be guaranteed by a bank, broker-dealer, savings and loan association, credit union, national securities exchange, or any other “eligible guarantor institution” as defined in rules adopted by the Securities and Exchange Commission. Signatures may also be guaranteed with a medallion stamp of the STAMP program or the NYSE Medallion Signature Program, provided that the amount of the transaction does not exceed the relevant surety coverage of the medallion. A signature guarantee may NOT be obtained through a notary public.